Exhibit 10.37(2)

AMENDMENT NO. 2 TO
INVESTMENT AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Investment Agreement dated as of November 7, 2012 (the “Investment Agreement”) is made as of the 15th day of April, 2013, and, solely with respect to Section 2, to be effective as of the Effective Time (as defined below) by and among Pulse Electronics Corporation, Pulse Electronics (Singapore) Pte. Ltd. and OCM PE Holdings, L.P.

RECITALS:

The parties entered into the Investment Agreement as of November 7, 2012, as amended by that certain Amendment No. 1 to the Investment Agreement dated as of March 11, 2013.

The parties now wish to amend the Investment Agreement in the manner set forth in this Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Capitalized Terms.  Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Investment Agreement.

SECTION 2.  References to 64.3795%.  All references to the number “64.3795%” in the Investment Agreement are hereby changed to “67.9”%.

SECTION 3.  Illustrative Examples.

(a) The number 107,542,754 in the third recital of the Investment Agreement is hereby replaced with the number “132,120,020”.

(b) The final sentence of Section 1.01 of the Investment Agreement is hereby amended and restated in its entirety to read as follows:

For illustrative purposes only, assuming 100% participation by the Other Noteholders in the Exchange Offer, the Parent Preferred Stock issued to the Investors shall be convertible into shares of Common Stock at a ratio which results in the issuance of a number of shares of Common Stock equal to 125,420,502 and that, when added to the shares of Common Stock actually issued at the Closing to the Investors pursuant to Section 1.02, would result in the issuance of 168,849,202 shares of Common Stock to the Investors, as may be adjusted from time to time as a result of one or more stock splits.

(c) The number 6,669,517 in Section 1.01 of the Investment Agreement is hereby replaced with the number “6,699,518”.

SECTION 4.  Proxy Statement; Effective Time.  The Company shall include in its proxy statement and related materials (the “Proxy Statement”) in respect of its annual general meeting of shareholders in 2013 (the “2013 Meeting”) a proposal requesting that the Company’s shareholders approve Section 2 of this Amendment.   The Company shall provide the Investors with a reasonable opportunity to review and comment on such Proxy Statement, and such Proxy Statement shall be in a form reasonably acceptable to the Investors prior to its filing with the SEC.  Subject to the terms of that certain Forbearance and Commitment Letter among OCM PE Holdings, L.P., the Company and Pulse Electronics (Singapore) Pte. Ltd., dated March 11, 2013, the Company shall hold the 2013 Meeting no later than June 30, 2013.  Assuming the approval by the Company’s shareholders at the 2013 Meeting of Section 2 of this Amendment, Section 2 of this Amendment shall be effective as of the time immediately following such approval (the “Effective Time”).

SECTION 5.  Termination.  The termination of this Amendment shall require the mutual written consent of the Company and the Investors.

SECTION 6.  Voting Agreement.  The Company will enforce the terms of that certain Voting and Support Agreement, dated March 11, 2013, in the form attached hereto as Exhibit A.

SECTION 7.  Stockholder Vote.  The Company represents and warrants to the Investors that the affirmative vote of at least a majority of the votes cast by the holders of outstanding Common Stock entitled to vote thereon and outstanding Parent Preferred Stock, voting as separate classes, are the only votes of holders of securities of the Company that are necessary to approve and adopt Section 2 of this Amendment, and the Investors shall have the right to vote all of the shares of Common Stock and Parent Preferred Stock held by the Investors to approve and adopt Section 2 of the Amendment at the 2013 Meeting (or in connection with any written consent with respect to the approval and adoption of Section 2 of this Amendment by shareholders of the Company in lieu of a vote thereon).

SECTION 8.  Investor Vote.  The Investors agree that they shall vote all of the shares of Common Stock and Parent Preferred Stock held by them in favor of adoption of Section 2 of this  Amendment at the 2013 Meeting (or in connection with any written consent taken prior to the 2013 Meeting with respect to the approval and adoption of Section 2 of this Amendment by shareholders of the Company in lieu of a vote thereon).

SECTION 9.  Limited Amendment.  As of the date hereof and upon the Effective Time, except as specifically amended or supplemented hereby, the Investment Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.  From and after the date hereof, any reference to the Investment Agreement shall mean the Investment Agreement as amended hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

PULSE ELECTRONICS CORPORATION

By:	/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: Chief Financial Officer

PULSE ELECTRONICS (SINGAPORE) PTE. LTD.

By:	/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: Director

OCM PE HOLDINGS, L.P.

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Ken Liang
Name: Ken Liang
Title: Managing Director

By:	/s/ Jay Ghiya
Name: Jay Ghiya
Title: Senior Vice President